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                                                                    EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report on the consolidated balance sheets as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999, of Tarragon Realty Investors, Inc., dated March 30, 2000, and to all references to our firm included in or made part of this registration statement on Form S-3.


                             /s/ ARTHUR ANDERSEN LLP

Dallas, Texas,
March 31, 2000